UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2009

STANDARD MICROSYSTEMS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-7422	11-2234952
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York		11788-3728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	631 434-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 9, 2009 the Compensation Committee (the "Committee") of Standard Microsystems Corporation (the "Company") approved a Management Incentive Plan effective June 1, 2009 (the MIP"). The following is only a brief summary of the MIP, which is attached hereto in its entirety as Exhibit 10.1.

Funding under the MIP commences when the Company meets certain designated performance targets for a period determined by the Committee, which must be at least equal to one fiscal quarter. The total amount of potential funds available will be based on a performance schedule which will be a combination of the financial measure performance targets established by the Committee.

Participant awards under the MIP are calculated as follows: The Company’s actual results for the relevant measuring period will determine the actual amount of funds available pursuant to the performance schedule, and a performance percentage. Each participant in the MIP will also receive a separate performance rating that must be between 0.5 and 1.5 based on the satisfaction of personal objectives. The bonus available under the MIP for each participant will be determined by multiplying a participant’s target award by the performance percentage by the performance rating. Under the structure of the MIP, different combinations of financial measures can produce the same bonus for the participant. By plan design the MIP payout can never exceed the amount of available funds generated by the performance schedule. All payments made pursuant to the MIP shall be made in cash.

The performance targets for a performance period under the MIP may be based on one or more of the following business criteria: revenue, revenue growth, operating income, operating cash flow, operating margin, net income, net margin, earnings per share, EBITDA, return on sales, return on assets (net or gross), return on equity, return on invested capital and total shareholder return. The measurement of any performance targets may be based on non-GAAP or pro forma financial measures and may exclude the impact of charges for extraordinary, unusual, non-recurring or other items that the Committee determines should not be included in the performance targets.

The Committee is not providing a MIP for the first quarter of fiscal year 2010. The Committee determined to divide the MIP for fiscal year 2010 into two measuring periods, each of which will have separate performance targets.

This description of the MIP is qualified in its entirety by the full text of the MIP attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, on April 9, 2009 the Committee determined that beginning in July 2009 Mr. Aaron Fisher, Executive Vice President, like the President and Chief Executive Officer, Vice President and Chief Financial Officer, and Vice President and General Counsel, will receive stock appreciation rights ("SARS") or stock options on a quarterly instead of an annual basis. These grants will be made on the same dates as SARS are granted to the Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

((c) Exhibits

10.1* Standard Microsystems Corporation Management Incentive Plan effective June 1, 2009.

* Indicates a management contract or compensatory plan or arrangement.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

April 15, 2009	By:	/s/ Kris Sennesael

Name: Kris Sennesael
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Standard Microsystems Corporation Management Incentive Plan effective June 1, 2009.